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                         National Life Insurance Company


                                Power of Attorney




         The undersigned hereby appoints Frederic H. Bertrand, Thomas H. MacLeay, or Rodney A. Buck, or any of them, her attorney-in-fact to execute in her name, and on her behalf, the National Life variable annuity registration statement on Form N-4, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.





         /s/ Patricia K. Woolf
         ---------------------
             Patricia K. Woolf